                                                                     Exhibit 2.1
                               State of Delaware

                          Office of Secretary of State
                             ______________________

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "SYMPLEX ACQUISITION CORPORATION" FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF NOVEMBER, A.D. 1996, AT 4:30 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.



                         [SEAL]  /s/ Edward J. Freel
                                 -----------------------------------------------
                                 Edward J. Freel, Secretary of State

                                    AUTHENTICATION:      8214863
2688606   8100
                                              DATE:      12-02-96
960348061

                          CERTIFICATE OF INCORPORATION
                                       OF
                        SYMPLEX ACQUISITION CORPORATION


                                   ARTICLE I

     The name of the corporation is Symplex Acquisition Corporation (the "Corporation").

                                   ARTICLE II

     The address of its registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

     The total authorized capital stock is 10,000,000 shares of common stock, having a par value of $0.01 per share. All of the authorized shares are of the same class and have equal voting powers, each share being equal to every other share.

                                   ARTICLE V

     The name and mailing address of the incorporator are as follows:

               James A. Schriemer, Esq.
               Conlin, McKenney & Philbrick, P.C.
               350 S. Main Street, Suite 400
               Ann Arbor, Michigan  48104

                                   ARTICLE VI

     The Corporation is to have perpetual existence.

                                  ARTICLE VII

     Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend or rescind any or all of the Bylaws of the Corporation.

                                  ARTICLE VIII

     Section 1. The number of directors of the Corporation shall be fixed from time to time by a Bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders.

     Section 2. Vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at a meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office until the next succeeding annual meeting of stockholders of the Corporation and until his or her successor shall have been duly elected and qualified.

                                   ARTICLE IX

     Elections of directors at an annual or special meeting need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                   ARTICLE X

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   ARTICLE XI

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                  ARTICLE XII

     To the fullest extent permitted by Delaware General Corporation Law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly, has hereunto set his hand this 26th day of November, 1996.



                                      /s/ James A. Schriemer
                                    -------------------------------------
                                    James A. Schriemer

                              AGREEMENT OF MERGER
                              -------------------


     THIS AGREEMENT OF MERGER is made and entered into this 19th day of February, 1997, by and between Symplex Communications Corporation, a California corporation ("Communications") and Symplex Acquisition Corporation, a Delaware corporation ("Acquisition").

                               BACKGROUND FACTS:

     A. Communications was incorporated in 1982 under the laws of California and on the date hereof its authorized capital stock of common shares consists of 3,000,000 shares of Common Stock without par value, of which 1,083,879 shares are issued and outstanding.

     B. Acquisition was incorporated in 1996 under the laws of Delaware solely for the purpose of merging with Communications and on the date hereof its authorized capital stock consists of 10,000,000 shares of Common Stock, of which 100 shares are issued and outstanding and all are owned by Communications.

     C. The Boards of Directors of Communications and Acquisition have determined that for the purpose of effecting the re-incorporation of Communications in the State of Delaware, it is advisable and to the advantage of Communications and Acquisition and their shareholders that Communications merge into Acquisition upon the terms and conditions provided herein.

     D. The Boards of Directors of Communications and Acquisition together with the shareholders of Communications and Acquisition have approved this Agreement.

                                  AGREEMENT:

     NOW, THEREFORE, in consideration of the mutual covenants, agreements and provisions set forth herein, Communications and Merger hereby agree to merge as follows:

     1.   Merger.  In accordance with the provisions of the General Corporation
          ------
Law of Delaware and the General Corporation Law of California, on the effective date of the merger, Communications shall be merged with and into Acquisition (the "Merger") and Acquisition shall be the surviving corporation in the Merger (hereinafter Acquisition may sometimes be referred to as the "Surviving Corporation").

     2.   Effective Date.  The Merger shall become effective February 28, 1997,
          --------------
hereinafter referred to as the "Effective Date."

     3.   Articles of Incorporation.  Except as amended in Section 4 below, the
          -------------------------
Articles of Incorporation of the Surviving Corporation in effect on the Effective Date shall continue in full force and effect until altered, amended or repealed as provided therein or as provided by law.

     4.   Amendment to Articles of Incorporation.  The Articles of Incorporation
          --------------------------------------
of the Surviving Corporation shall be amended as follows:

          Article I. The name of the corporation is Symplex Communications Corporation (the "Corporation").

          Article IV. The total authorized capital is 20,000,000 shares of common stock, having a par value of $0.01 per share. All of the authorized shares are of the same class and have equal voting powers, each share being equal to every other share.

     5.   Bylaws.  The Bylaws of the Surviving Corporation in effect on the
          ------
Effective Date shall continue in full force and effect until altered, amended or repealed as provided therein or as provided by law.

     6.   Directors.  Upon the effective date, the directors of the Surviving
          ---------
Corporation shall be George Brostoff, Chairman, Thomas R. Mayer and Patricia Kalmbach.

     7.   Officers.  Upon the effective date, the officers of the Surviving
          --------
Corporation shall be as follows:

               Thomas R. Mayer - President & Chief Executive Officer
               Thomas Radigan - Secretary, Treasurer and Chief Financial Officer

     8.   Terms of the Exchange.
          ---------------------

          (a) Upon the Effective Date, and without any action on the part of the holder thereof, each outstanding share of the Common Stock of Communications shall be converted into one share of the Common Stock of the Surviving Corporation.

          (b) Upon the Effective Date, each outstanding share of Common Stock of the Surviving Corporation (all of which outstanding shares are owned by Communications) shall be cancelled and retired and no shares of the Surviving Corporation shall be issued in respect thereof.

     9.   Stock Certificates.  On and after the Effective Date, all of the
          ------------------
outstanding certificates which prior to such date represented shares of Common Stock of Communications shall be deemed for all purposes to evidence ownership of and to represent the respective shares of the Surviving Corporation into which the shares represented by such certificate have been converted as provided in this Agreement.

     10.  Further Assurances.  From time to time, as and when required by the
          ------------------
Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of Communications such documents and instrument, and there shall be taken or caused to be taken by Communications such further and other action, as shall be appropriate or necessary, in order to vest or confirm to the Surviving Corporation title to and possession of the rights, properties, assets and business of Communications. The officers and directors of the Surviving Corporation are fully authorized in the name of and on behalf of Communications or otherwise to take all such action and to execute and deliver all such documents and instruments necessary to effectuate the purposes of this Agreement.

     11.  Abandonment of Merger.  At any time before the Effective Date, this
          ---------------------
Agreement may be terminated and the Merger may be abandoned by the Board of Directors of Communications notwithstanding approval of this Agreement by the shareholders of Communications or shareholders of Acquisition or both.

     IN WITNESS WHEREOF, Communications and Acquisition have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                        SYMPLEX COMMUNICATIONS CORPORATION,
                                        a California corporation


                                        By: /s/ Thomas R. Mayer
                                           ------------------------------------
                                            Thomas R. Mayer, President


                                        By: /s/ Constance L. Brown
                                           ------------------------------------
                                            Constance L. Brown, Secretary

                                        SYMPLEX ACQUISITION CORPORATION,
                                        a Delaware corporation


                                        By: /s/ Thomas R. Mayer
                                           ------------------------------------
                                            Thomas R. Mayer, President


                                        By: /s/ Constance L. Brown
                                           ------------------------------------
                                            Constance L. Brown, Secretary

                                       3